Exhibit 10.26

OMNIBUS AMENDMENT TO THE

STOCK APPRECIATION RIGHTS AGREEMENT

under the

APRIA, INC. 2015 STOCK PLAN

THIS OMNIBUS AMENDMENT (this “Amendment”), dated as of February [•], 2021, amends each Stock Appreciation Rights Agreement (each, as amended from time to time, an “Agreement”) outstanding as of the date hereof under the Plan (as defined below) and is entered into by Apria, Inc., a Delaware corporation (the “Company”). Capitalized terms not otherwise defined herein shall have the same meanings as in the applicable Agreement or the Plan, as applicable.

R E C I T A L S :

WHEREAS, in connection with the Public Offering, the Apria Healthcare Group Inc. 2015 Stock Plan was amended and restated and renamed the Apria, Inc. 2015 Stock Plan (as amended from time to time, the “Plan”) and the Company assumed and adopted the Plan;

WHEREAS, the Company desires to assume all Awards granted under the Plan that are outstanding as of the closing of the Public Offering, conditioned upon the closing of the Public Offering and to make certain equitable adjustments to reflect such assumption pursuant to Section 10 of the Plan;

WHEREAS, in connection with the assumption of the Plan, the Company has appointed the Compensation Committee of the Board (the “Committee”) to administer the Plan; and

WHEREAS, pursuant to Section 4(e) of the Plan, the Board has all authority granted to the Committee under the Plan and, accordingly, pursuant to Sections 10 and 11(b) of the Plan the Board is permitted to amend each Agreement.

NOW, THEREFORE, each Agreement is amended as follows:

1.

Each stock appreciation right (“SAR”) granted pursuant to the Agreements is hereby converted into and substituted with a SAR that settles in (i) cash, (ii) shares of Common Stock, (iii) Alternative Equity or (iv) any combination thereof.

2.

Each SAR granted pursuant to the Agreements is hereby adjusted such that (i) the number of shares of Common Stock subject to each SAR shall equal (x) the number of shares of Common Stock subject to such SAR immediately prior to the IPO multiplied by (y) [•] (the “Ratio”), with such resulting product rounded up to the nearest whole share of Common Stock and (ii) the Strike Price of each SAR shall be adjusted by dividing (x) the Strike Price prior to the IPO by (y) the Ratio, with such resulting quotient rounded up to the nearest whole cent.

3.

Any reference in the Agreements to (i) “Apria Healthcare Group Inc.”, the “Company”, “Apria Holdings LLC”, or the “Parent” shall be deemed to refer to Apria, Inc., (ii) the “Apria Healthcare Group Inc. 2015 Stock Plan” or the “Plan” shall be deemed to refer to the Apria, Inc. 2015 Stock Plan, (iii) the “Committee” shall be deemed to refer to the compensation committee of the board of directors of Apria, Inc., (iv) “Common Stock” shall be deemed to refer to shares of common stock of the Company, and (v) the “Agreement” shall be deemed to refer to the applicable Agreement, as amended by this Amendment (and for the avoidance of doubt, as amended by any prior amendments). In each case, such references shall be deemed to have been made as appropriate to render such amendments logical.

4.

In lieu of the requirement for a Participant to sign a Stockholders Agreement upon the exercise of any Vested SARs, to the extent that an exercised Vested SAR is settled in shares of Common Stock, the Participant will be subject to the terms of any lock-up agreement pursuant to which an executive officer of the Company is prohibited from selling shares of Common Stock during the 180-day period following the closing of the Public Offering and the terms of such lock-up agreement shall apply mutatis mutandis to each Participant (the “Lock-Up”).

5.

During the period of time in which the Lock-Up applies, the post-termination of Employment exercise period, if any, applicable to the exercise of each Vested SAR (as provided in the applicable Agreement) (the “Post-Termination Exercise Period”) shall be tolled such that no portion of the Post-Termination Exercise Period shall lapse until the expiration of the Lock-Up; provided, that the exercise period for such Vested SAR shall in no case be extended beyond the tenth anniversary of the original grant date thereof.

6.

This Amendment shall be effective as of immediately prior to, and conditioned upon, the closing of the Public Offering and to the extent that the closing of the Public Offering does not occur, this Amendment shall be void ab initio.

7.

All provisions of each Agreement that are not expressly amended by this Amendment shall remain in full force and effect (including, for the avoidance of doubt, all vesting and forfeiture provisions and repurchase rights).

[Signature Page follows]

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its authorized agent, as of the day and year first above written.

APRIA, INC.

By:
Name:
Title:

[Signature Page to Omnibus Amendment to Stock Appreciation Rights Agreement]